8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 24, 2001


                            GROUP LONG DISTANCE, INC.
                      -------------------------------------
               (Exact name of Registrant as Specified in Charter)



        Florida                         0-21913                 65-0213198
----------------------------          -----------            ------------------
(State or other jurisdiction          (Commission              (IRS Employer
 of organization)                      File Number)          Identification No.)



      400 E. Atlantic Boulevard, First Floor, Pompano Beach, Florida 33060
    -------------------------------------------------------------------------
      (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (954) 788-7871




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Item 2.  Acquisition or Disposition of Assets

         On January 24, 2001 Group Long Distance, Inc. ("the Company") and Quentra Networks, Inc. (formerly Coyote Networks, Inc.) ("Quentra") executed a letter of intent to acquire all of the issued and outstanding securities of HomeAccess MicroWeb, Inc. ("HomeAccess"), a subsidiary of Quentra, for a purchase price of $4,100,000.

         The purchase price would be payable by the delivery at closing of $100,000 in cash and 200,000 shares of a new Series A Preferred Stock. The Series A Preferred Stock would have a liquidation preference of $20 per share, would not pay any dividends or have any voting rights, and would be convertible into shares of Group Long Distance common stock on the basis of one share of Series A Preferred Stock for ten shares of common stock.

         In addition, pending closing, Group Long Distance may make a working capital loan of up to $500,000 to HomeAccess. The loan would be secured by all the assets of HomeAccess and a pledge of all the outstanding shares of HomeAccess.

         The closings of the purchase and loan transactions are subject to a number of conditions, including without limitation, the completion of due diligence, the receipt of all requisite regulatory approvals, the receipt of Quentra bankruptcy court approval and the preparation of definitive documents.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         1. Letter of Intent between the Company and Quentra dated January 24, 2001.

         2.       Press Release issued by the Company dated January 24, 2001.



                           EXHIBIT INDEX

Exhibit

99.8           Letter of Intent between the Company and Quentra dated
               January 24, 2001.

99.9           Press Release issued by the Company dated January 24, 2001.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GROUP LONG DISTANCE, INC.
                                            (Registrant)


                                            By: /s/ Glenn S. Koach
                                            --------------------------
                                            Glenn S. Koach
                                            President

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